UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2024
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2024, Synaptics Incorporated (the “Company”) and Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”), and the revolving credit lenders party thereto entered into a Fourth Amendment and Lender Joinder Agreement (the “Fourth Amendment”) to the Company’s existing Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of March 11, 2021, among the Company, as borrower, the lenders party thereto, and the Administrative Agent.

The Fourth Amendment extends the maturity date to be the earlier of (i) the fifth anniversary of the closing of the Fourth Amendment and (ii) ninety one (91) days prior to any maturity of the Company’s 4.000% senior notes due 2029. Clause (ii) will not apply if the Company has Liquidity (as defined in the Fourth Amendment) in an amount of at least $100,000,000 in excess of the amount that would be required to be paid on such date. The Fourth Amendment is arranged by a syndicate of financial institutions and, among other things, increases the revolving commitments from $250.0 million to $350.0 million.

On November 19, 2024, the Company issued $400,000,000 aggregate principal amount of its 0.75% Convertible Senior Notes due 2031 (the “Notes”) and used a portion of the net proceeds of the Notes to repay the outstanding balance under the Company’s term loans.

Proceeds from the Fourth Amendment will be used by the Company for general corporate purposes, including to fund working capital. The Fourth Amendment is substantially similar to the Credit Agreement and contains customary covenants and conditions that may, among other things, limit the Company’s ability to incur additional indebtedness, incur liens on assets, make investments, dispose of assets, enter into certain transactions with affiliates, designate restricted subsidiaries as unrestricted subsidiaries or pay dividends and make distributions. The Fourth Amendment offers the Company greater flexibility compared to its existing Credit Agreement.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1
Fourth Amendment and Lender Joinder Agreement, dated as of November 21, 2024, by and among Synaptics Incorporated, Wells Fargo Bank, National Association, as Administrative Agent, and the revolving credit lenders party thereto.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	November 21, 2024	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary